Exhibit 10.20

AMENDMENT OF LEASE

This agreement (“Agreement”), made as of this 11th day of January, 2007 (but expressly deemed effective as of the 1st day of May, 2006), between 60 HUDSON OWNER LLC (successor to Westport Communications LLC and Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, having an address c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017-2513 (“Landlord”) and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 570 Lexington Avenue, New York, New York 10022 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are the present parties to an agreement of lease dated as of April 1, 2001 (“Original Lease”), as thereafter amended on numerous occasions (collectively, “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord portions of the ground floor and basement (collectively, “Demised Premises”), as more particularly described in the Existing Lease, in Landlord’s building known as 60 Hudson Street, New York, New York; and

WHEREAS, Landlord and Tenant wish to amend the Existing Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease is hereby further amended as follows:

1. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease, as amended by this Agreement and as the same may be hereafter amended.

2. (A) Pursuant to an amendment of the Original Lease, dated November 7, 2002 (“Condenser Water Amendment”), Tenant has installed water cooled supplementary air conditioning equipment in the Demised Premises having an air conditioning capacity of ninety (90) tons (“Supplemental System”) and Landlord is furnishing the condenser water necessary to operate the Supplemental System. Tenant is presently paying Landlord an annual Condenser Water Charge for the Supplemental System of $99,342.90 per annum, which Condenser Water Charge is subject to adjustment as provided in the Condenser Water Amendment.

(B) As of May 1, 2006, Tenant installed additional water cooled supplementary air conditioning equipment having a further air conditioning capacity of an additional ninety (90) tons (“Additional Supplemental System”), for which Landlord also is furnishing the necessary condenser water. Effective as of May 1, 2006, Tenant shall pay Landlord an additional Condenser Water Charge for the Additional Supplemental System initially at the rate of $99,342.90 per annum. Such initial Condenser Water Charge shall be subject to adjustment and payment in accordance with Paragraph 2(B) of the Condenser Water Amendment.

(C) The provisions of Paragraph 2(C) of the Condenser Water Amendment also shall be applicable to the Additional Supplemental System.

3. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement other than Williams Real Estate Co. Inc. (the “Broker”) and Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability for any commission or other compensation claimed by any broker or agent (other than the Broker) with respect to this Agreement. Landlord shall pay any commission owing to the Broker in connection with this Agreement. The provisions of this Paragraph shall survive any termination of this Agreement.

4. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

5. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

60 HUDSON OWNER LLC

By:	HUDSON TELEGRAPH ASSOCIATES, L.P., its managing member

	By:	Sixty Hudson Management LLC, general partner

By:
Name:
Manager

FIBERNET EQUAL ACCESS, LLC

By:
Name:
Title:

By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the Existing Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title: